UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 26, 2010

MULTICELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10221	52-1412493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Cumberland Street, Suite 301
Woonsocket, Rhode Island 02895
(Address of principal executive offices, including zip code)

(401) 762-0045
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting of Stockholders on August 26, 2010 to consider and vote on the matters listed below. The final voting results from the meeting are set forth below.

Proposal 1: Election of Directors

Based on the following votes, the individuals named below were each elected to serve as our directors until our next annual meeting of stockholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
W. Gerald Newmin	68,722,983	3,431,861	203,192,545
Thomas A. Page	66,758,710	5,396,134	203,192,545
Edward Sigmond	66,707,385	5,447,459	203,192,545
Stephen Chang, Ph.D.	68,606,072	3,548,772	203,192,545
Tony Altig	66,860,700	5,294,144	203,192,545

Proposal 2: Ratification of Selection of Independent Auditors

The results of the voting included 260,457,371 votes for, 6,155,744 votes against, and 8,734,274 votes abstained. The appointment of Hansen, Barnett and Maxwell was ratified.

Proposal 3: Amendment of the Amended and Restated Certificate of Incorporation

The amendment to the Amended and Restated Certificate of Incorporation increases the shares of common stock authorized thereunder to 775 million shares. The results of the voting included 246,568,609 votes for, 26,035,883 votes against, and 2,742,897 votes abstained. The amendment was approved.

Proposal 4: Amendment of the 2004 Equity Incentive Plan

The amendment to the 2004 Equity Incentive Plan increases the shares reserved thereunder by 25 million shares. The results of the voting included 61,663,114 votes for, 10,114,540 votes against, 377,190 votes abstained, and 203,192,545 votes were non-votes. The amendment was approved.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation
10.1	Amended and Restated 2004 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTICELL TECHNOLOGIES, INC.

By:	/s/ W. Gerald Newmin
W. Gerald Newmin Chief Executive Officer, Chief Financial Officer

Date:  September 1, 2010